Exhibit 99.1

LIXTE Biotechnology Announces Strategic Transformation into AI Energy Infrastructure Equipment & Services; Stuart D. Porter, Founder of Denham Capital, to Join Board of Directors

Bringing More Than Three Decades of Energy Investment Experience, Mr. Porter Has Helped Build a Global Power Infrastructure Portfolio, Strengthening LIXTE’s Strategic Expansion into AI Energy Infrastructure

BOCA RATON, Fla., June 1, 2026 — LIXTE Biotechnology Holdings, Inc. (“LIXTE” or the “Company”) (Nasdaq: LIXT), today announced its strategic transformation into an AI energy infrastructure equipment & services platform focused on meeting the rapidly growing power demands of AI and hyperscale data centers. In connection with this transformation, Stuart D. Porter, Founder, Managing Partner, Chief Executive Officer and Chief Investment Officer of Denham Capital Management LP, will join the Company’s Board of Directors, effective today. The Company also announced it will seek a strategic acquisition partner for its clinical stage pharmaceutical and med-tech operations that are focused on advancing cancer treatments.

Strategic Transformation into AI Energy Infrastructure Equipment & Services

LIXTE’s transformation comes amid a widening gap between North American electricity demand and available generation capacity, driven largely by the rapid expansion of AI and hyperscale data centers. In its January 2026 Long-Term Reliability Assessment, the North American Electric Reliability Corporation (NERC) projected summer peak demand will increase by 224 gigawatts over the next decade while warning that several major grid regions face elevated risk of supply shortfalls. In April 2026, NERC issued a rare Level 3 Alert directing grid operators to address reliability risks tied to large-scale computational loads.

“The power problem is the AI problem,” said Geordan Pursglove, Chief Executive Officer of LIXTE. “Compute capacity is being built faster than the grid can support it. Hyperscale operators, sovereign AI programs and next-generation inference applications all face the same constraint: reliable power. We believe LIXTE is positioned to become a focused public-market platform addressing that challenge by helping debottleneck the power infrastructure.”

LIXTE’s strategy will focus on:

● Power equipment and service solutions for hyperscale AI and data-center campuses, including long-duration generation, co-located power assets and grid-edge infrastructure.

● Equipment for distributed and behind-the-meter power systems supporting enterprise AI, sovereign compute and edge inference deployments.

● Strategic acquisitions and partnerships targeting advanced generation technologies.

LIXTE expects to maintain its Nasdaq listing under the ticker symbol “LIXT” during the transformation process. Additional details regarding the Company’s strategic initiatives, transaction pipeline and management additions are expected to be announced in future public disclosure filings and updates.

“This is a deliberate repositioning of LIXTE toward one of the largest infrastructure opportunities emerging in North American energy,” Pursglove added. “We intend to build a focused, execution-driven company designed for the accelerating AI economy.”

Appointment of Stuart D. Porter to Board of Directors

Mr. Porter founded Denham Capital in 2004 and has overseen more than $12 billion of invested and committed capital across the energy and energy-transition sectors. Denham Capital’s infrastructure group is advancing a U.S. & European pipeline of roughly 10 GW of AI data-center-oriented power generation asset opportunities to support the data center buildout, drawing on its deep execution experience in developing, building and financing large scale gas, renewable and storage projects globally.

“This is a generational dislocation between compute demand and reliable, dispatchable power,” said Stuart D. Porter. “The anticipated AI build-out will require disciplined capital allocation, operational execution and long-duration infrastructure investment. I believe LIXTE has the opportunity to become a differentiated public-market vehicle focused on meeting that demand with power equipment and service solutions, and I look forward to working with the Board and management team as the Company executes this strategy.”

“Stu’s addition to our Board underscores the seriousness of LIXTE’s planned transformation,” Pursglove added. “Few investors globally have deployed multi-gigawatt energy portfolios at institutional scale while also developing infrastructure specifically tied to the AI power thesis. His front line experience with power infrastructure assets will be invaluable as we position LIXTE for long-term growth delivering power equipment and services to the Ai market.”

About LIXTE Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical and med-tech company focused on new targets for cancer drug development and developing and commercializing cancer therapies. LIXTE has demonstrated that LB-100, its lead compound and first-in-class lead clinical PP2A inhibitor, is well-tolerated in cancer patients at doses associated with anti-cancer activity. Based on published preclinical data, LB-100 has the potential to significantly enhance chemotherapies and immunotherapies and improve outcomes for patients with cancer. It is part of a pioneering effort in an entirely new field of cancer biology – activation lethality – that is advancing a new treatment paradigm. LIXTE’s novel approach is covered by a comprehensive patent portfolio, with proof-of-concept clinical trials currently in progress for Ovarian Clear Cell Carcinoma, Metastatic Colon Cancer and Advanced Soft Tissue Sarcoma. Additional information can be found at www.lixte.com.

Through LIXTE’s wholly owned subsidiary, Liora Technologies Europe Ltd., the Company also is pioneering the development of electronically controlled proton therapy systems for treating tumors in various types of cancers. Liora’s proprietary flagship technology, LiGHT System, is believed to provide significant advantages over currently available technologies for treating tumors with proton therapy. Additional information about Liora Technologies can be found at www.lioratechnologies.com.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities, including the continuing development of proprietary compounds, the planning, funding, coordination and potential results of clinical trials, the patent and legal costs to protect and maintain the Company’s intellectual property worldwide, are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, research results, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information about LIXTE, contact:

info@lixte.com

General Phone: (631) 830-7092; Investor Phone: (888) 289-5533

or

PondelWilkinson Inc. Investor Relations pwinvestor@pondel.com

Roger Pondel: (310) 279-5965; Laurie Berman: (310) 279-5962